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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                December 17, 1997
                Date of Report (Date of earliest event reported)

                                     0-23396
                             Commission File Number

                     SKYLINE MULTIMEDIA ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)

                     New York                            11-3182335
          (State or other jurisdiction of             (I.R.S. Employer
           incorporation or organization)           Identification Number)

                                350 Fifth Avenue
                            New York, New York 10118
               (Address of Principal Executive Offices) (Zip Code)

                                 (212) 564-2224
              (Registrant's telephone number, including area code)

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Item 5. Other Events.

     On December 17, 1997, Skyline Multimedia Entertainment, Inc. (the "Company") received from the Empire State Building Company (the "ESBCo") an additional extension of the time to cure certain alleged lease defaults, as previously disclosed in the Company's quarterly report on Form 10-QSB for the period ended September 30, 1997 (the "Form 10-QSB"), until December 24, 1997. The Company is still awaiting a response from the ESBCo as to whether or not the Company's previously submitted proposal is acceptable. In the event of a negative response from the ESBCo, the Company is prepared to implement alternative remedies, including, but not limited to, possible litigation against the ESBCo with respect to the matters set forth in the Form 10-QSB, but remains hopeful it will not have to take such actions. The Company will keep investors informed of this situation as it continues to develop.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) not applicable

     (b) not applicable

     (c) not applicable

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 1997             SKYLINE MULTIMEDIA ENTERTAINMENT, INC.

                                    By: /s/ Zalman Silber
                                    Name: Zalman Silber
                                    Title: President and Chief Executive Officer

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